EXHIBIT 99.1

Parlux Announces An 8% Increase in Second Quarter Net Sales

FORT LAUDERDALE, Fla., Oct. 5, 2009 (GLOBE NEWSWIRE) -- Parlux Fragrances, Inc. (Nasdaq:PARL) announced today that unaudited net sales for the quarter ended September 30, 2009 were estimated to be $56.5 million, an 8% increase over $52.4 million reported for same period of the prior year, while net sales results for the six months ended September 30, 2009 were estimated at $80.1 million, compared to $75.7 million for the comparable prior year period, an increase of approximately 6% over the prior year. During the current quarter, the Company launched products under three new licenses, which included Queen, by Queen Latifah, Natori, and, most recently, Ecko by Marc Ecko. In addition, new fragrances were launched under existing licenses with Paris Hilton (Siren) and Jessica Simpson (Fancy Love).

Mr. Neil J. Katz, Chairman and CEO, noted, "We are very pleased that our new product launches have been so positively embraced by both our retail partners and the consumer. The results for the first six months are indicative of our efforts to introduce our new brands while continuing to control our expenses. Our domestic department store business continued to grow during a time when retailers were drastically reducing inventory levels and consumer traffic had significantly declined. We are continuing to work towards securing permanent financing, and believe these results should assist us in that effort."

Mr. Katz continued, "We remain cautiously optimistic that, with our new product launches, we will continue to see positive results during the upcoming holiday season."

The Company anticipates reporting its earnings for the three and six months ended September 30, 2009 during the week of November 2, 2009.

ANNUAL MEETING OF STOCKHOLDERS

The Company will hold its Annual Meeting of Stockholders on Tuesday, October 13, 2009, at 11:00 a.m., at The Westin Diplomat Resort & Spa, 3555 S. Ocean Drive, Room 303, Hollywood, FL 33009. In addition, the Company will host a conference call during its 2009 Annual Meeting. This will allow its shareholders, who cannot be present at this year's Meeting, to listen in. Shareholders listening by telephone or internet will not be deemed to be in attendance, will not be permitted to vote, and will not be part of the quorum at the Meeting. Shareholders must be present, in person or by proxy, to be considered part of the quorum at the Meeting and to vote at the Meeting. To participate, please call Toll Free: 888-595-5338 or International: 201-526-1830. A digital replay of the conference call will be available from Tuesday, October 13, 2009 after 3:00 p.m., until midnight October 20, 2009. To access the rebroadcast, Toll Free: 1-888-632-8973 or via International: 201-499-0429. Replay Code: 30765206. The Company is now offering its shareholders access to its conference calls via audio webcast link directly on its website http://www.parlux.com and click on the red link, "Parlux Webcast Site".

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton, Jessica Simpson, GUESS?, Nicole Miller, Josie Natori, Queen Latifah, Marc Ecko, Rihanna, Kanye West, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and net income, the Company's ability to maintain its current brands and licenses, the Company's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions, Perfumania's ability to pay its balance due to the Company, continued compliance with the covenants in its credit facility, and the Company's ability to amend or replace its existing credit facility to provide it with sufficient liquidity to fund its planned operations. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  Parlux Fragrances, Inc.
          Neil J. Katz
            (954) 316-9008, Ext. 8116
            nkatz@parlux.com
          Raymond J. Balsys
            (954) 316-9008, Ext. 8106
            rbalsys@parlux.com
          http://www.parlux.com